Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACTS:
Jerry Parrott
Vice President, Corporate Communications
301/315-2777
Kate de Santis
Director, Investor Relations
301/251-6003

ARGERIS (JERRY) N. KARABELAS, PH.D., TO BECOME CHAIRMAN OF
HUMAN GENOME SCIENCES BOARD; CRAIG A. ROSEN, PH.D., NAMED PRESIDENT AND
CHIEF OPERATING OFFICER

     ROCKVILLE, Maryland — September 20, 2004 — Human Genome Sciences, Inc. (Nasdaq: HGSI) announced today that Argeris (Jerry) N. Karabelas, Ph.D., will become Chairman of the company’s Board of Directors following the planned October 17 retirement of William A. Haseltine, Ph.D., current Chairman and Chief Executive Officer. The company also announced that Craig A. Rosen, Ph.D., has been promoted to President and Chief Operating Officer, effective immediately.

     Dr. Karabelas, Partner of Care Capital LLC, became a Director of Human Genome Sciences in 2002. He served as Head of Healthcare and Chief Executive Officer of Worldwide Pharmaceuticals for Novartis AG from 1998 until July 2000. In that capacity, Dr. Karabelas directed the management of Novartis Pharma, Ciba Vision and Generics, and was responsible for strategic and operational leadership of Research and Development. More recently, Dr. Karabelas was the founder and, from July 2000 to October 2001, Chairman of the Novartis BioVenture Fund. He joined Care Capital LLC, an investment firm, in November 2001. Dr. Karabelas spent most of his career prior to Novartis at SmithKline Beecham, advancing through a succession of executive positions of increasing responsibility from 1981 until 1998, including Vice President, U.S. Marketing, President of North American Pharmaceuticals, and Executive Vice President, SmithKline Beecham Pharmaceuticals. Dr. Karabelas holds a Ph.D. in pharmacokinetics from the Massachusetts College of Pharmacy, where he held an appointment as Assistant Professor of Industrial Pharmacy and Pharmacokinetics from 1979 until 1981. Dr. Karabelas is a Director of Skyepharma Plc and Anadys Pharmaceuticals Inc., and serves as Chairman of the Boards of NitroMed Inc. and Halsey Pharmaceuticals Inc. He also is a Director of several private companies. Dr. Karabelas is a Trustee of the Fox Chase Cancer Center and a member of the Visiting Committee for Health Sciences and Technology of Massachusetts Institute of Technology. He formerly served as a Trustee of the University of the Sciences in Philadelphia, and as a member of the Scientific Advisory Committee of Massachusetts General Hospital.

     Dr. Rosen served as President, Research and Development, of Human Genome Sciences prior to his current promotion. He was the first senior manager hired by the company, became a member of the Board of Directors in 1992, and has been responsible for directing Human Genome Sciences’ research and development efforts since December of 1992. Dr. Rosen’s responsibilities within the company have increased steadily and now also include manufacturing, strategic marketing and business development. Before joining Human Genome Sciences, Dr. Rosen advanced through positions of increasing responsibility at the Roche Institute of Molecular Biology from 1987 to December 1992. He served as Chairman of the Roche Institute’s Department of Gene Regulation from 1991 until his departure. From 1990 to 1995, Dr. Rosen served on the Board and as Chairman of the Scientific Advisory Council of the American Foundation for AIDS Research. He also has served on the Scientific Advisory Boards of the Wistar Institute and the Institute for Human Virology. Dr. Rosen is the author of approximately 130 publications and has served on the editorial boards of several scientific journals.

     William A. Haseltine, Ph.D., Chairman and Chief Executive Officer of Human Genome Sciences, said, “Jerry Karabelas has contributed significantly to the strategic direction of Human Genome Sciences over the past two years. He brings extensive experience and a proven track record in the development and marketing of pharmaceutical products to his new role as Chairman of a strong and diverse group of Directors on the Human Genome Sciences Board. Jerry’s background and strategic insights will prove invaluable as the company continues to advance the corporate objective of becoming a global biopharmaceutical company that discovers, develops, manufactures, and markets its own gene-based protein and antibody drugs.”

     “We also are very pleased to announce Craig Rosen’s promotion to President and Chief Operating Officer. I have worked with Craig since the early days of founding Human Genome Sciences. He began with primary responsibility for establishing our lead in genomics technology. He went on to guide our gene-based protein and antibody drugs into clinical trials. He has taken on additional responsibilities for drug development, regulatory affairs, manufacturing, strategic marketing, and business development. Throughout the last twelve years, Craig has proven himself to be an inspired leader. When I retire from Human Genome Sciences as planned in October, I will leave with confidence that our company and its people are in good hands.”

     Human Genome Sciences also announced today that Laura D’Andrea Tyson, Ph.D., will retire from the Human Genome Sciences Board of Directors to devote more time to her responsibilities as Dean of the London Business School. Dr. Tyson joined the Board in 1998.

     Dr. Tyson said, “The past five years as a Director of Human Genome Sciences have been exciting and rewarding. I have had the opportunity to participate strategically in the advancement of genomic medicine, and have enjoyed working with an outstanding group of colleagues on the Board and with an exceptional senior management and scientific team at Human Genome Sciences. I look forward with great interest to the progress of this creative and productive company in the years ahead.”

     Dr. Haseltine said, “We are grateful for Laura D’Andrea Tyson’s strategic and business insights throughout her five-year term as a Director of our company. Laura has been an invaluable friend and advisor, and her many contributions will be missed by all of us at Human Genome Sciences.”

     Human Genome Sciences is a company with the mission to treat and cure disease by bringing new gene-based protein and antibody drugs to patients.

     Health professionals interested in more information about trials involving HGSI products are encouraged to inquire via the Contact Us section of the Human Genome Sciences web site, www.hgsi.com/products/request.html, or by calling (301) 610-5790, extension 3550.

     HGS and Human Genome Sciences are trademarks of Human Genome Sciences, Inc.

     This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on Human Genome Sciences’ current intent, belief and expectations. These statements are not guarantees of future performance and are subject to certain risks and uncertainties that are difficult to predict. Actual results may differ materially from these forward-looking statements because of the Company’s unproven business model, its dependence on new technologies, the uncertainty and timing of clinical trials, the Company’s ability to develop and commercialize products, its dependence on collaborators for services and revenue, its substantial indebtedness and lease obligations, its changing requirements and costs associated with planned facilities, intense competition, the uncertainty of patent and intellectual property protection, the Company’s dependence on key management and key suppliers, the uncertainty of regulation of products, the impact of future alliances or transactions and other risks described in the Company’s filings with the Securities and Exchange Commission. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. Human Genome Sciences undertakes no obligation to update or revise the information contained in this announcement whether as a result of new information, future events or circumstances or otherwise.

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